UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

Form 8-K /A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 8, 2013

CREATIVE APP SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54905	46-0684479
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3965 Paula Street
La Mesa, California 91941
(Address of Principal Executive Offices, including zip code)

(619) 699-9669
(Registrant’s telephone number, including area code)

Copies of Communications to:
Stoecklein Law Group, LLP.
Columbia Center
401 West A Street, Suite 1150
San Diego, CA 92101
(619) 704-1310
Fax (619) 704-0556

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

*EXPLANATORY NOTE - The Company is filing this Form 8-K/A to correct the date of Mr. Pastor's appointment. No other disclosure has been changed as a result of this amendment.

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.

On August 6, 2013, the Board of Directors (“Board”) appointed Darin Pastor to serve as a member of the Board.

Darin Pastor, Age 41, Director —  Director of Creative App Solutions, Inc. since August 2013. Since September 2012, Mr. Pastor has been the Chief Executive Officer of Capstone Affluent Strategies, Inc., an exclusive independent wealth management firm in Irvine, California. As CEO, he is responsible for overseeing all aspects of the wealth management product, service and sales delivery in an expansion or start up region.  From June 2011 to September 2012, Mr. Pastor was the Managing Director of Prudential Insurance Company of America where during that time he was named the #1 Managing Director in the nation.  From August 2010 to June 2011, Mr. Pastor was the Territory Sales Manager for Colonial Life. From September 2006 to August 2010, Mr. Pastor was the Senior Vice President and the Senior Investment Manager for Chase Investment Services, where he was ranked as the top-selling Senior Investment Manager in the nation during his tenure at JPMorgan Chase & Co. At Chase, he and his team managed $2.6 billion in client assets. From 1996 to 2004, he was the owner of American Mortgage Affiliates where he opened several retail financial center locations throughout New York before selling the company. From 1989 to 1996, he was a Division Manager and owner of Pepsi-Cola Buffalo Bottling Corp.  Pastor is a graduate of the University of Liverpool’s MBA program. He holds FINRA Series 6, 7, 24, 51, 63, and 66 registrations as well as life, health insurance and property and casualty insurance licenses. Mr. Pastor is currently a candidate to obtain his Master of Laws in International Banking and Finance and has been accepted to the Harvard Business School’s Advanced Marketing Program and will receive Alumni status upon the program’s completion.

Mr. Pastor has not executed an employment agreement with the Company and is not expected to receive any compensation in connection with his appointment as a director of the Company.

There are no family relationships between Mr. Pastor and any other director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CREATIVE APP SOLUTIONS, INC.

By: /S/ Ryan Faught
Ryan Faught, President
Date:   August 19 , 2013